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                                                                       EXHIBIT F

                                  GENCORP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                              YEARS ENDED NOVEMBER 30,
                                                         ----------------------------------
                                                           1994         1993         1992
                                                         --------     --------     --------
    EARNINGS (LOSS) (Dollars in Millions)
    Income (Loss) Before Cumulative Effect of
      Accounting Changes...............................  $  (13.0)    $   42.8     $   22.1
    Cumulative Effect of Accounting Changes............    (212.7)          --           --
                                                         --------     --------     --------
    Net Income (Loss) for Primary Earnings Per Share...  $ (225.7)    $   42.8     $   22.1
    Tax Affected Interest Expense Applicable to 8%
      Convertible Subordinated Debentures..............       5.5         5 .5          1.9
                                                         --------     --------     --------
    Net Income (Loss) for Fully Diluted Earnings Per
      Share............................................  $ (220.2)    $   48.3     $   24.0
                                                         ========     ========     ========
    SHARES (In Thousands)
    Weighted Average Number of Common Shares
      Outstanding for Primary Earnings Per Share.......    31,797       31,730       31,729
    Assuming Conversion of 8% Convertible Subordinated
      Debentures.......................................     7,158        7,158        2,470
                                                         --------     --------     --------
    Weighted Average Number of Common Shares
      Outstanding for Fully Diluted Earnings Per
      Share............................................    38,955       38,888       34,199
                                                         ========     ========     ========
    EARNINGS (LOSS) PER SHARE
    Income (Loss) Before Cumulative Effect of
      Accounting Changes...............................  $   (.41)    $   1.35     $    .70
    Cumulative Effect of Accounting Changes............     (6.69)          --           --
                                                         --------     --------     --------
    Net Income (Loss) for Primary Earnings Per Share...  $  (7.10)    $   1.35     $    .70
                                                         ========     ========     ========
    Fully Diluted Earnings (Loss) Per Share............  $  (7.10)    $   1.24     $    .70
                                                         ========     ========     ========
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